EXHIBIT 99.2
RISK FACTORS

Except as expressly stated, the risks related to our business and the wireless industry are those of T-Mobile US, Inc. and its consolidated subsidiaries, and “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

Risks Related to Our Business and the Wireless Industry

Increasing competition for wireless customers could adversely affect our operating results.

We have multiple wireless competitors in each of our service areas, some of which have greater resources than us, and compete for customers based principally on service/device offerings, price, call quality, data use experience, coverage area, and customer service. In addition, we are facing growing competition from providers offering services using alternative wireless technologies and IP-based networks, as well as traditional wireline networks. We expect market saturation to continue to cause the wireless industry's customer growth rate to be moderate in comparison with historical growth rates or possibly negative, leading to increased competition for customers. We also expect that our customers' growing demand for data services will place constraints on our network capacity. These competition and our capacity issues will continue to put pressure on pricing and margins as companies compete for potential customers. Our ability to respond will depend on, among other things, continued absolute and relative improvement in network quality and customer services, effective marketing and selling of products and services, attractive pricing, and cost management, all of which will involve significant expenses.

Consolidation in the wireless industry through mergers, acquisitions and joint ventures could create increased competition.
Joint ventures, mergers, acquisitions and strategic alliances in the wireless industry have resulted in and are expected to result in larger competitors competing for a limited number of customers. The two largest national wireless broadband mobile carriers currently serve a significant percentage of all wireless customers, and hold significant spectrum and other resources. Our largest competitors may be able to enter into exclusive handset or content arrangements, execute pervasive advertising and marketing campaigns, or otherwise improve their cost position relative to ours. In addition, the refusal of our large competitors to provide critical access to resources and inputs, such as roaming services on reasonable terms, may improve their position within the wireless broadband mobile services industry. These factors, together with the effects of the increasing aggregate penetration of wireless services in all metropolitan areas, and the ability of our larger competitors to use resources to build out their networks and to quickly deploy advanced technologies, which have made it more difficult for smaller carriers like us to attract and retain customers, may adversely affect our competitive position and ability to grow, which would have a material adverse effect on our business, financial condition, and operating results.
The failure to successfully integrate the T-Mobile and MetroPCS businesses in the expected time frame could adversely affect our future operating results. Many of the anticipated benefits of the combination may not be realized for a significant period of time, if at all.
Our success will depend, in large part, on our ability to realize the anticipated benefits, including projected synergies and cost savings, from combining the T-Mobile business with the MetroPCS business. This integration will be complex, time-consuming, require significant capital expenditures, and may divert management's time and attention from the business. The failure to successfully integrate and manage the challenges presented by the integration process may prevent us from achieving the anticipated benefits of the business combination of T-Mobile and MetroPCS and have a material adverse effect on our business, financial condition and operating results.
Potential difficulties in the integration process include, among others, the following:

•	unexpected costs incurred in integrating the T-Mobile and MetroPCS businesses or inability to achieve the cost savings anticipated to result from the business combination;

•
migrating customers from the legacy MetroPCS network to our global system for mobile communications, which we refer to as GSM, evolved high speed packet access, which we refer to as HSPA+, and LTE networks;

•	decommissioning the legacy MetroPCS network;

•	integrating existing back office and customer facing information and billing systems, cell sites and network infrastructure, customer service programs, and distributed antenna systems;

•	combining or coordinating product and service offerings, subscriber plans, customer services, and sales and marketing approaches;

•
addressing the effects of the business combination on our business and the previously established relationships between each of T-Mobile and MetroPCS and their employees, customers, suppliers, content providers, distributors, dealers, retailers, regulators, affiliates, joint venture partners, and the communities in which they operated; and

•	difficulties in consolidating and preparing the Company's financial statements, or having to restate the financial statements of the Company.
Many of the anticipated synergies are not expected to occur for a significant time period and will require substantial capital expenditures in the near term to be fully realized. Even if we are able to integrate the two businesses successfully, we may not realize the full anticipated benefits of the merger, including anticipated synergies expected from the integration, or achieve such benefits within the anticipated time frame or at all.
If we are unable to attract and retain wireless subscribers our financial performance will be impaired.
Customer demand for our products and services is impacted by numerous factors including, but not limited to, our service offerings, pricing, network performance, customer perceptions, competitive offers, sales and distribution channels, economic conditions and customer service. Managing these factors, and customers' expectations of these factors, is essential in attracting and retaining customers.
We continuously incur capital expenditures and operating expenses in order to improve and enhance our products, services, applications, and content to remain competitive and to keep up with our customer demand. If we fail to improve and enhance our products and services or expand the capacity of, or make upgrades to, our network to remain competitive, or if we fail to keep up with customer demand, including by maintaining access to desired handsets, content and features, our ability to attract and retain customers would be adversely affected. In particular, our gross new subscriber activations may decrease and our subscriber churn may increase, leaving us unable to meet the assumptions of our business plan. Even if we effectively manage the factors listed above that are within our control, there can be no assurance that our existing customers will not switch to another wireless provider or that we will be able to attract new customers. There would be a material adverse impact on our business, financial condition, and operating results if we are unable to grow our customer base at the levels we project, or achieve the aggregate levels of customer penetration that we currently believe are possible with our business model.
We are currently the only major U.S. wireless company to no longer require consumers to sign annual service contracts for post-paid services, as well as to offer equipment financing, and this strategy may not succeed in the long term.
With the launch of our 'Simple Choice Plans', we are currently the only major U.S. wireless company to no longer require consumers to sign annual service contracts to obtain post-paid service, while offering Equipment Installment Plans (EIP) to permit customers to finance handsets which they purchase from us. While we anticipate that we will continue to employ similar “Un-Carrier” tactics as part of our business strategy, our service plans and EIP offerings may not meet our customers' or potential customers' needs, expectations, or demands. In addition, with this reduction in long-term service contracts, our customers may have residual commitments to us for device financing, but can discontinue their service at any time without penalty or advance notice to us. We cannot assure you that our strategies to address customer churn will be successful. In addition, we may not be able to profitably replace customers who leave our service or replace them at all. We could experience reduced revenues and increased marketing costs to attract replacement customers if we experience a churn rate higher than we expect, which could reduce our profit margin and profitability. Our operational and financial performance may be adversely affected if we are unable to grow our customer base and achieve the customer penetration levels that we anticipate with this business model. In addition, any competitive advantage that we may gain from the currently exclusive nature of these plans could be short-lived if our competitors begin to offer service plans similar to, or in competition with, such plans.

Certain retail customers have the option to pay for their devices in installments over a period of up to 24 months under our EIP. These EIP offerings subject us to increased risks relating to consumer credit issues, which could result in increases to our bad debt expense and potential write-offs of account balances under the EIPs. These arrangements may be particularly sensitive to changes in general economic conditions, as discussed below, and any declines in the credit quality of our customer base could have a material adverse effect on our operating results and financial condition.

We record EIP bad debt expense based on an estimate of the percentage of equipment revenue that will not be collected. This estimate is based on a number of factors including historical write-off experience, credit quality of the customer base, and other factors such as macro-economic conditions. We monitor the aging of our EIP receivables and write-off account balances if collection efforts are unsuccessful and future collection is unlikely based on customer credit ratings and the length of time from the original billing date. We will continue to monitor the bad debt percentage and the option of switching to cash basis accounting, which itself may have a material adverse effect on our financial performance.

If our Company is unable to take advantage of technological developments on a timely basis, then we may experience a decline in demand for our services or face challenges in implementing our business strategy.
In order to grow and remain competitive, we will need to adapt to future changes in technology, enhance our existing offerings, and introduce new offerings to address our current and potential customers' changing demands. For example, we are in the process of transforming and upgrading our network to be the first in the United States to deploy LTE Release 10 and the first to use multimode integrated radios that can handle GSM, HSPA+ and LTE. As part of the network upgrade, we will install new equipment in approximately 35,000 cell sites and refarm our Personal Communications Service in the PCS 1900 MHz spectrum band from second generation GSM services to HSPA+. Modernizing the network is subject to risk from equipment changes, refarming of spectrum, and migration of customers from existing spectrum bands. Scheduling and supplier delays, unexpected or increased costs, technological constraints, regulatory permitting issues, subscriber dissatisfaction, and other risks could cause delays in launching the new network, which could result in significant costs, or reduce the anticipated benefits of the upgrades. In addition, we recently entered into an agreement with Apple, Inc. to carry the iPhone 5 and other Apple products. This new agreement may result in a decrease in free cash flow, and there is no assurance that the agreement will be economically advantageous for us in the long-term.
In general, the development of new services in the wireless telecommunications industry will require us to anticipate and respond to the continuously changing demands of our customers, which we may not be able to do accurately or timely. We could experience a material adverse effect on our business, operations, financial position, and operating results if our new services fail to retain or gain acceptance in the marketplace or if costs associated with these services are higher than anticipated.
The scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use, may adversely affect our business strategy and financial planning.
Based on industry trends, we believe that the average data usage of our customers will continue to rise. Therefore, at some point in the future we will need to acquire additional spectrum in order to continue our customer growth, expand into new metropolitan areas, maintain our quality of service, meet increasing customer demands, and deploy new technologies. We will be at a competitive disadvantage and possibly experience erosion in the quality of service in certain markets if we fail to gain access to necessary spectrum before reaching capacity, especially below 1 GHz - low band spectrum.
The continued interest in, and aggregation of, spectrum by the largest national carriers may reduce our ability to acquire spectrum from other carriers or otherwise negatively impact our ability to gain access to spectrum through other means. As a result, we may need to acquire spectrum through government auctions and/or enter into spectrum sharing arrangements, which are subject to certain risks and uncertainties. For example, the Federal Communications Commission (FCC) has encountered resistance to its plans to make additional spectrum available, which has created uncertainty about the timing and availability of spectrum through government auctions.

In addition, the FCC may impose conditions on the use of new wireless broadband mobile spectrum, including new restrictions or rules governing the use or access to current or future spectrum. This could increase pressure on capacity. Additional conditions that may be imposed by the FCC include heightened build-out requirements, limited renewal rights, clearing obligations, or open access or net neutrality requirements that may make it less attractive or less economical to acquire spectrum. The FCC recently initiated a notice of proposed rulemaking to examine whether the current spectrum screen used in acquisitions of spectrum should be changed or whether a spectrum cap should be imposed. In addition, rules may be established for future government spectrum auctions that may negatively impact our ability to obtain spectrum economically or in appropriate configurations or coverage areas.

If we cannot acquire needed spectrum from the government or otherwise, if new competitors acquire spectrum that will allow them to provide services competitive with our services, or if we cannot deploy services on a timely basis without burdensome conditions, at adequate cost, and while maintaining network quality levels, then our ability to attract and retain customers and our associated financial performance could be materially adversely affected.

Economic and market conditions may adversely affect our business and financial performance, as well as our access to financing on favorable terms or at all.
Our business and financial performance are sensitive to changes in general economic conditions, including changes in interest rates, consumer credit conditions, consumer debt levels, consumer confidence, rates of inflation (or concerns about deflation), unemployment rates, energy costs and other macro-economic factors. Market and economic conditions have been unprecedented and challenging in recent years. Continued concerns about the systemic impact of a long-term downturn, high underemployment and unemployment, high energy costs, the availability and cost of credit and unstable housing and credit markets have contributed to increased market volatility and economic uncertainty.

Continued or renewed market turbulence and weak economic conditions may materially adversely affect our business and financial performance in a number of ways. Our services are available to a broad customer base, a significant segment of which may be more vulnerable to weak economic conditions. We may have greater difficulty in gaining new customers within this segment and existing customers may be more likely to terminate service due to an inability to pay. Competing for customers within this segment also puts pressure on our pricing structure and margins. In addition, the continued instability in the global financial markets has resulted in periodic volatility in the credit, equity, and fixed income markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all.
Continued weak economic conditions and tight credit conditions may also adversely impact our suppliers and dealers, some of which have filed for or may be considering bankruptcy, or may experience cash flow or liquidity problems or are unable to obtain or refinance credit such that they may no longer be able to operate. Any of these could adversely impact our ability to distribute, market, or sell our products and services. Sustained difficult, or worsening, general economic conditions could have a material adverse effect on our business, financial condition and results of operations.
Our reputation and financial condition could be materially adversely affected by system failures, security or data breaches, business disruptions, and unauthorized use or interference with our network and other systems.
To be successful, we must provide our customers with reliable, trustworthy service and protect the communications, location, and personal information shared or generated by our customers. We rely upon our systems and networks, and the systems and networks of other providers and suppliers, to provide and support our services and, in some cases, to protect our customers' and our information. Failure of our or others' systems, networks and infrastructure may prevent us from providing reliable service, or may allow for the unauthorized interception, destruction, use or dissemination of our customers' or our Company's information. Examples of these risks include:

•	denial of service and other malicious or abusive attacks by third parties, including cyber-attacks or other breaches of network or information technology security;

•	human error;

•	physical damage, power surges or outages, or equipment failure, including those as a result of severe weather, natural disasters, terrorist attacks, and acts of war;

•	theft of customer/proprietary information: intrusion and theft of data offered for sale, competitive (dis)advantage, and/or corporate extortion;

•	unauthorized access to our information technology, billing, customer care and provisioning systems and networks, and those of our suppliers and other providers;

•	supplier failures or delays; and

•	other systems failures or outages.

Such failures could cause us to lose customers, lose revenue, incur expenses, suffer reputational and goodwill damages, and subject us to litigation or governmental investigation. Remediation costs could include liability for information loss, repairing infrastructure and systems, and/or incentives offered to customers. Our insurance may not cover, or be adequate to fully reimburse us for, costs and losses associated with such events.

We rely on third-parties to provide specialized products or services for the operation of our business, and a failure or inability by such parties to provide these products or services could adversely affect our business, results of operations, and financial condition.
We depend heavily on suppliers and other third parties in order for us to efficiently operate our business. Our business is complex, and it is not unusual for multiple vendors located in multiple locations to help us to develop, maintain, and troubleshoot products and services, such as network components, software development services, and billing and customer service support. Our suppliers often provide services outside of the United States, which carries associated additional regulatory and legal obligations. We generally rely upon the suppliers to provide contractual assurances and accurate information regarding risks associated with their provision of products or services in accordance with our expectations and standards, and they may fail to do so.
Generally, there are multiple sources for the types of products and services we purchase or use. However, we currently rely on one key supplier for billing services, a limited number of suppliers for voice and data communications transport services, network infrastructure, equipment, handsets, and other devices, and, and payment processing services, among other products and services we rely on. Disruptions with respect to such suppliers, or failure of such suppliers to adequately perform, could have a material adverse on our financial performance.

In the past, our suppliers, contractors and third-party retailers have not always performed at the levels we expect or at the levels required by their contracts. Our business could be severely disrupted if key suppliers, contractors, service providers, or third-party retailers fail to comply with their contracts or become unable to continue the supply due to patent or other intellectual property infringement actions, or other disruptions. Our business could also be disrupted if we experience delays or service degradation during any transition to a new outsourcing provider or other supplier, or we were required to replace the supplied products or services with those from another source, especially if the replacement became necessary on short notice. Any such disruptions could have a material adverse effect on our business, results of operations and financial condition.
Our financial performance will be impaired if we experience high fraud rates related to device financing, credit cards, dealers, or subscriptions.
Our operating costs could increase substantially as a result of fraud, including device financing, customer credit card, subscription or dealer fraud. If our fraud detection strategies and processes are not successful in detecting and controlling fraud, whether directly or by way of the systems, processes, and operations of third parties such as national retailers, dealers and others, the resulting loss of revenue or increased expenses could have a materially adverse impact on our financial condition and results of operations.
Our significant indebtedness could adversely affect our business, financial condition and operating results.
Our ability to make payments on our debt, to repay our existing indebtedness when due, and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future, which is in turn subject to the operational risks described elsewhere in this section. Our debt service obligations could have material adverse effects on our operations and financial results, including by:

•	limiting our ability to borrow money or sell stock to fund our operational, financing or strategic needs;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the communications industry or pursuing growth opportunities;

•	reducing the amount of cash available for other operational or strategic needs; and

•	placing us at a competitive disadvantage to competitors who are less leveraged than we are.
In addition, a substantial portion of our debt, including $5.6 billion in principal amount of the notes we issued to Deutsche Telekom in connection with the business combination between T-Mobile and MetroPCS and borrowings under our $500 million credit facility with Deutsche Telekom, bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we have and may enter into agreements limiting our exposure to higher interest rates in the future, any such agreements may not offer complete protection from this risk, and any portion not subject to such agreements would have full exposure to higher interest rates. Any of these risks could have a material adverse effect on our business, financial condition, and operating results.
The agreements governing our indebtedness include restrictive covenants that limit our operating flexibility.
The agreements governing our indebtedness impose significant operating and financial restrictions on us. These restrictions, subject in certain cases to customary baskets, exceptions and incurrence-based ratio tests, may limit our ability to engage in some transactions, including the following:

•	incurring additional indebtedness and issuing preferred stock;

•	paying dividends, redeeming capital stock or making other restricted payments or investments;

•	selling or buying assets, properties or licenses;

•	developing assets, properties or licenses which we have or in the future may procure;

•	creating liens on assets;

•	participating in future FCC auctions of spectrum or private sales of spectrum;

•	engaging in mergers, acquisitions, business combinations, or other transactions;

•	entering into transactions with affiliates; and

•	placing restrictions on the ability of subsidiaries to pay dividends or make other payments.
These restrictions could limit our ability to react to changes in our operating environment or the economy. Any future indebtedness that we incur may contain similar or more restrictive covenants. Any failure to comply with the restrictions of our debt agreements may result in an event of default under these agreements, which in turn may result in defaults or acceleration of obligations under these agreements and other agreements, giving our lenders the right to terminate any commitments they had made to provide us with further funds and to require us to repay all amounts then outstanding. Any of these events would have a material adverse effect on our financial position and performance.

Our business and stock price may be adversely affected if our internal controls are not effective.
Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the SEC rules and regulations promulgated thereunder, require companies to conduct a comprehensive evaluation of their internal control over financial reporting. To comply with this statute, each year we are required to document and test our internal control over financial reporting; our management is required to assess and issue a report concerning our internal control over financial reporting; and our independent registered public accounting firm is required to report on the effectiveness of our internal control over financial reporting.
We cannot assure you that we will not discover material weaknesses in the future, including material weaknesses resulting from difficulties, errors, delays, or disruptions while we integrate the T-Mobile and MetroPCS businesses. The existence of one or more material weaknesses could result in errors in our financial statements, and substantial costs and resources may be required to rectify these or other internal control deficiencies. If we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the trading price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.
We have made significant changes to our corporate structure, strategy, and operations in effort to revitalize the business and effect change in our market position.
Over the last few years, our Company has made significant corporate changes including: new executive leadership and changes in executive leadership responsibilities; new governance structures; call center consolidation; organizational restructuring, and changed methods of funding. Although these are designed to improve company performance, in some cases they insert additional business complexity, and thus are accompanied by associated risks to effective operations. For example, our management and other personnel may devote a substantial amount of time to these new initiatives, and such corporate changes may increase our legal and compliance costs and may make some activities more time-consuming and costly.
We rely on highly-skilled personnel throughout all levels of our business. Our business could be harmed if we are unable to retain or motivate key personnel, hire qualified personnel, or maintain our corporate culture.
We believe that our future success depends in substantial part on our ability to recruit, hire, motivate, develop, and retain talented and highly-skilled personnel. Achieving this objective may be difficult due to many factors, including fluctuations in economic and industry conditions, competitors' hiring practices, employee tolerance for the significant amount of change within and demands on our company and our industry, and the effectiveness of our compensation programs. If we do not succeed in retaining and motivating our existing key employees and in attracting new key personnel, we may be unable to meet our business plan and, as a result, our revenue growth and profitability may be materially adversely affected.
Risk related to Legal and Regulatory Matters
We operate throughout the United States, Puerto Rico, and the U.S. Virgin Islands, and as such are subject to regulatory and legislative action by applicable local, state and federal governmental entities, which may increase our costs of providing products or services, or require us to change our business operations, products, or services.
The FCC regulates the licensing, construction, modification, operation, ownership, sale, and interconnection of wireless communications systems, as do some state and local regulatory agencies. We cannot assure you that the FCC or any state or local agencies having jurisdiction over our business will not adopt regulations or take other enforcement or other actions that would adversely affect our business, impose new costs, or require changes in current or planned operations. We are subject to regulatory action by the FCC and other federal agencies, as well as judicial review and actions, on issues related to the wireless industry that include, but are not limited to: roaming, spectrum allocation and licensing, pole attachments, intercarrier compensation, Universal Service Fund (USF), net neutrality, special access, 911 services, consumer protection, network back-up power, consumer privacy, and cybersecurity.
In addition, states are increasingly focused on the quality of service and support that wireless carriers provide to their customers and several agencies have proposed or enacted new and potentially burdensome regulations in this area. A number of state Public Utility Commissions and state legislatures have introduced proposals in recent years seeking to regulate carriers' business practices. We also face potential investigations by, and inquiries from or actions by state Public Utility Commissions, and state Attorneys General, including recent renewed interest in regulating third-party billing, or “cramming”. We also cannot assure you that Congress will not amend the Communications Act, from which the FCC obtains its authority and which serves to limit state authority, or enact other legislation in a manner that could be adverse to our business. Enactment of additional state or federal regulations may increase our costs of providing services (including, through universal service programs, requiring us to subsidize wireline competitors) or require us to change our services.

Unfavorable outcomes of legal proceedings may adversely affect our business and financial condition.
We are regularly involved in a number of legal proceedings before various state and federal courts, the FCC, and state and local regulatory agencies. Such legal proceedings can be complex, costly, and highly disruptive to business operations by diverting the attention and energies of management and other key personnel. The assessment of the outcome of legal proceedings, including our potential liability, if any, is a highly subjective process that requires judgments about future events that are not within our control. The outcome of litigation, including amounts ultimately received or paid upon settlement, may differ materially from amounts accrued in the financial statements. In addition, litigation or similar proceedings could impose restraints on our current or future manner of doing business. Such potential outcomes including judgments, awards, settlements or orders could have a material adverse effect on our business, financial condition, operating results, or ability to do business.
We may be unable to protect our intellectual property.
We rely on a combination of patent, service mark, trademark, and trade secret laws and contractual restrictions to establish and protect our proprietary rights, all of which offer only limited protection. The steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary rights. Moreover, others may independently develop processes and technologies that are competitive to ours. We cannot be sure that any legal actions against such infringers will be successful, even when our rights have been infringed. We cannot assure you that our pending or patent applications will be granted or enforceable, or that the rights granted under any patent that may be issued will provide us with any competitive advantages. In addition, we cannot assure you that any trademark or service mark registrations will be issued with respect to pending or future applications or will provide adequate protection of our brands. We do not have insurance coverage for intellectual property losses, and as such, a charge for an anticipated settlement, or an adverse ruling awarding damages, represents unplanned loss events. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.
We use equipment, software, technology, and content in the operation of our business, which may subject us to third-party intellectual property claims.
We are a defendant in numerous intellectual property lawsuits, including patent infringement lawsuits, which exposes us to the risk of adverse financial impact either by way of significant settlement amounts or damage awards. As we adopt new technologies and new business systems, and provide customers with new products and/or services, we may face additional infringement claims. These claims could require us to cease certain activities or to cease selling relevant products and services. These claims can be time-consuming and costly to defend, and divert management resources. In addition to litigation directly involving our Company, our vendors and suppliers can be threatened with patent litigation and/or subjected to the threat of disruption or blockage of sale, use, or importation of products, posing the risk of supply chain interruption to particular products and associated services exposing us to material adverse operational and financial impacts.
Our business may be impacted by new or changing tax regulations and actions by federal, state or local agencies, or how judicial authorities apply tax laws.
We calculate and remit surcharges, taxes and fees to numerous federal, state and local jurisdictions in connection with the products and services we provide. These fees include federal USF fees and common carrier regulatory fees. In addition, many state and local governments impose various surcharges, taxes and fees on our sales and to our purchases of telecommunications services from various carriers. In many cases, the applicability and method of calculating these surcharges, taxes and fees may be uncertain, and our calculation, assessment and remittance of these amounts may be contested. In the event that we have incorrectly assessed and remitted amounts that were due, we could be subject to fines and penalties, which could materially impact our financial condition. In the event that federal, state and/or local municipalities were to significantly increase taxes and regulatory fees on our services or seek to impose new ones, it could have a material adverse effect on our margins and financial and operational results.
Our wireless licenses are subject to renewal and may be revoked in the event that we violate applicable laws.
Our existing wireless licenses are subject to renewal upon the expiration of the 10-year or 15-year period for which they are granted. Historically, the FCC has approved our license renewal applications. However, the Communications Act provides that licenses may be revoked for cause and license renewal applications denied if the FCC determines that a renewal would not serve the public interest. In addition, our licenses are subject to our compliance with the terms set forth in the agreement pertaining to national security among Deutsche Telekom, the Federal Bureau of Investigation, the Department of Justice, the Department of Homeland Security and the Company. If we fail to timely file to renew any wireless license, or fail to meet any regulatory requirements for renewal, including construction and substantial service requirements, we could be denied a license renewal. Many of our wireless licenses are subject to interim or final construction requirements and there is no guarantee that the FCC will find our construction, or the construction of prior licensees, sufficient to meet the build-out or renewal requirements. The FCC has pending a rulemaking proceeding to reevaluate, among other things, its wireless license renewal showings and standards and may in this or other proceedings promulgate changes or additional substantial requirements or conditions to its renewal rules, including revising license build out requirements. Accordingly, we cannot assure you that the FCC will renew our wireless licenses upon their expiration. If any of our wireless licenses were to be revoked or not renewed upon expiration, we would not be permitted to provide services under that license, which could have a material adverse effect on our business, results of operations, and financial condition.
Our business could be adversely affected by findings of product liability for health/safety risks from wireless devices and transmission equipment, as well as by changes to regulations/RF emission standards.
We do not manufacture devices or other equipment sold by us, and we depend on our suppliers to provide defect-free and safe equipment. Suppliers are required by applicable law to manufacture their devices to meet certain governmentally imposed safety criteria. However, even if the devices we sell meet the regulatory safety criteria, we could be held liable with the equipment manufacturers and suppliers for any harm caused by products we sell if such products are later found to have design or manufacturing defects. We generally seek to enter into indemnification agreements with the manufacturers who supply us with devices to protect us from losses associated with product liability, but we cannot guarantee that we will be fully protected against all losses associated with a product that is found to be defective.
Allegations have been made that the use of wireless handsets and wireless transmission equipment, such as cell towers, may be linked to various health concerns, including cancer and brain tumors. Lawsuits have been filed against manufacturers and carriers in the industry claiming damages for alleged health problems arising from the use of wireless handsets. In addition, the FCC recently indicated that it plans to gather additional data regarding wireless handset emissions to update its assessment of this issue. The media has also reported incidents of handset battery malfunction, including reports of batteries that have overheated. These allegations may lead to changes in regulatory standards. There have also been other allegations regarding wireless technology, including allegations that wireless handset emissions may interfere with various electronic medical devices (including hearing aids and pacemakers), airbags, and anti-lock brakes.
Additionally, there are safety risks associated with the use of wireless devices while operating vehicles or equipment. Concerns over any of these risks and the effect of any legislation, rules or regulations that have been and may be adopted in response to these risks could limit our ability to sell our wireless services.
Related to Ownership of our Common Stock
We are controlled by Deutsche Telekom, whose interests may differ from the interests of our other stockholders.
Deutsche Telekom beneficially owns and possesses voting power over approximately 74% of the fully diluted shares of our common stock. Through its control of the voting power of our common stock and the rights granted to Deutsche Telekom in our certificate of incorporation and the Stockholder's Agreement, Deutsche Telekom controls the election of a majority of our directors and all other matters requiring the approval of our stockholders. By virtue of Deutsche Telekom's voting control, we are a “controlled company”, as defined in the New York Stock Exchange, or NYSE, listing rules, and are not subject to NYSE requirements that would otherwise require us to have a majority of independent directors, a nominating committee composed solely of independent directors, or a compensation committee composed solely of independent directors.
In addition, our certificate of incorporation and the Stockholder's Agreement restrict us from taking certain actions without Deutsche Telekom's prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, including the acquisition of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, the sale of any of our or our subsidiaries' divisions, businesses, operations or equity interests for consideration in excess of $1 billion, any change in the size of our board of directors, the issuances of equity securities in excess of 10% of our outstanding shares or to repurchase debt held by Deutsche Telekom, the repurchase or redemption of equity securities or the declaration of extraordinary or in-kind dividends or distributions other than on a pro rata basis, or the termination or hiring of our chief executive officer. These restrictions could prevent us from taking actions that our board of directors may otherwise determine are in the best interests of the Company and our stockholders or that may be in the best interests of our other stockholders.
Deutsche Telekom effectively has control over all matters submitted to our stockholders for approval, including the election or removal of directors, changes to our certificate of incorporation, a sale or merger of our company and other transactions requiring stockholder approval under Delaware law. Deutsche Telekom may have strategic, financial, or other interests different from our other stockholders, including as the holder of a substantial amount of our indebtedness, and may make decisions adverse to the interests of our other stockholders.
Deutsche Telekom is subject to a six month lock-up period with respect to its shares of our common stock, after which, subject to limited restrictions, it will be permitted to transfer freely its shares, which could have a negative impact on our stock price.
Deutsche Telekom will be prohibited from transferring any shares of our common stock for six months after the closing of the business combination transaction, which occurred on April 30, 2013. However, following such six month period and subject to certain limitations, Deutsche Telekom will be permitted to transfer its shares of our common stock in non-public sales and following the expiration of an eighteen month lock-up period beginning April 30, 2013, DT will be free to transfer its shares in public sales without notice, as long as such transactions would not result in the transferee owning 30% or more of the outstanding shares of our common stock. (If a transfer would exceed the 30% threshold, it is prohibited unless the transferee makes a binding offer to purchase all of the other outstanding shares on the same price and terms.) The sale of shares of our common stock by Deutsche Telekom (other than in transactions involving the purchase of all of our outstanding shares) could significantly increase the number of shares available in the market, which could cause a decrease in our stock price. In addition, even if Deutsche Telekom does not sell a large number of its shares into the market, its right to transfer a large number of shares into the market may depress our stock price.
Our stock price may be volatile, and may fluctuate based upon factors that have little or nothing to do with our business, financial condition, and operating results.
The trading prices of the securities of communications companies historically have been highly volatile, and the trading price of our common stock may be subject to wide fluctuations. Our stock price may fluctuate in reaction to a number of events and factors that may include, among other things:

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our or our competitors' actual or anticipated operating and financial results; introduction of new products and services by us or our competitors or changes in service plans or pricing by us or our competitors;

•	analyst projections, predictions and forecasts, analyst target prices for our securities and changes in, or our failure to meet, securities analysts' expectations;

•	Deutsche Telekom's financial performance, results of operation, or actions implied or taken by Deutsche Telekom;

•	entry of new competitors into our markets or perceptions of increased price competition, including a price war;

•	our performance, including subscriber growth, and our financial and operational metric performance;

•	market perceptions relating to our services, network, handsets and deployment of our 4G LTE platform and our access to iconic handsets, services, applications or content;

•	market perceptions of the wireless communications industry and valuation models for us and the industry;

•	changes in our credit rating or future prospects;

•	the availability or perceived availability of additional capital in general and our access to such capital;

•	actual or anticipated consolidation, or other strategic mergers or acquisition activities involving us or our competitors;

•	disruptions of our operations or service providers or other vendors necessary to our network operations; the general state of the U.S. and world economies; and

•	availability of additional spectrum, whether by the announcement, commencement, bidding and closing of auctions for new spectrum or the acquisition of companies that own spectrum.
In addition, the stock market has been volatile in the recent past and has experienced significant price and volume fluctuations, which may continue for the foreseeable future. This volatility has had a significant impact on the trading price of securities issued by many companies, including companies in the communications industry. These changes frequently occur irrespective of the operating performance of the affected companies. Hence, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business, financial condition and operating results.
Our stockholder rights plan could prevent a change in control of our Company in instances in which some stockholders may believe a change in control is in their best interests.
We have a stockholder rights plan (the “Rights Plan”) in effect. The Rights Plan will cause substantial dilution to a person or group that attempts to acquire our Company on terms that our board of directors does not believe are in our and our stockholders' best interest. The Rights Plan is intended to protect stockholders in the event of an unfair or coercive offer to acquire the Company and to provide our board of directors with adequate time to evaluate unsolicited offers. The Rights Plan may prevent or make takeovers or unsolicited corporate transactions with respect to our Company more difficult, even if stockholders may consider such transactions favorable, possibly including transactions in which stockholders might otherwise receive a premium for their shares.